Exhibit 21.1

BURLINGTON NORTHERN SANTA FE CORPORATION
SUBSIDIARIES

BURLINGTON NORTHERN SANTA FE CORPORATION (DE)
BNSF Acquisition, Inc. (DE)                                                                                                                                                                                                           100%
Burlington Northern Santa Fe Insurance Company, Ltd. (Bermuda)                                                                                                                                        100%
FreightWise, Inc. (DE)                                                                                                                                                                                                                      100%
BNSF Logistics, LLC (DE)                                                                                                                                                                                               100%
BNSF Logistics International, Inc. (TX)                                                                                                                                                        100%
Meteor Communications Corporation (WA)                                                                                                                                                                                100%
BNSF Railway Company (DE)                                                                                                                                                                                                         100%
BN Leasing Corporation (DE)                                                                                                                                                                                                         100%
BNSF Equipment Acquisition Company, LLC (DE)                                                                                                                                                                     100%
Bayport Systems, Inc. (TX)                                                                                                                                                                                                              100%
BayRail, LLC (DE)                                                                                                                                                                                                                              100%
The Burlington Northern and Santa Fe Railway Company
de Mexico, S.A. de C.V. (Mexico)                                                                                                                                                                                     99%
Burlington Northern Santa Fe British Columbia, Ltd. (DE)                                                                                                                                         100%
BNSF Railway International Services, Inc. (DE)                                                                                                                                                                           100%
Burlington Northern (Manitoba) Limited. (Manitoba)                                                                                                                                                                100%
Burlington Northern Railroad Holdings, Inc. (DE)                                                                                                                                                                       100%
Burlington Northern Santa Fe Manitoba, Inc. (DE)                                                                                                                                                                     100%
Burlington Northern Santa Fe Properties, L.L.C. (DE)                                                                                                                                                                 100%
INB Corp. (NV)                                                                                                                                                                                                                                   100%
Los Angeles Junction Railway Company (CA)                                                                                                                                                                            100%
Midwest/Northwest Properties Inc. (DE)                                                                                                                                                                                      100%
Northern Radio Limited (British Columbia)                                                                                                                                                                                   100%
Pine Canyon Land Company (DE)                                                                                                                                                                                                  100%
Rio Grande, El Paso and Santa Fe Railroad Company (TX)                                                                                                                                                        100%
SFP Pipeline Holdings, Inc. (DE)                                                                                                                                                                                                    100%
Santa Fe Pacific Pipelines, Inc. (DE)                                                                                                                                                                              100%
Santa Fe Pacific Insurance Company (VT)                                                                                                                                                                                   100%
Santa Fe Pacific Railroad Company (Act of Congress)                                                                                                                                                              100%
Santa Fe Receivables Corporation (DE)                                                                                                                                                                                        100%
Star Lake Railroad Company (DE)                                                                                                                                                                                                  100%
Transportation Group Management, Inc. (DE)                                                                                                                                                                             100%
Wyoming Transportation Group, L.L.C. (WY)                                                                                                                                                             100%
Western Fruit Express Company (DE)                                                                                                                                                                                           100%
Winona Bridge Railway Company (MN)                                                                                                                                                                                       100%
The Zia Company (DE)                                                                                                                                                                                                                    100%

* The names of certain subsidiaries of Burlington Northern Santa Fe Corporation are omitted as those subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.